UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 30, 2008
(Date of earliest event reported)
LECTEC CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number: 0-16159

Minnesota	41-1301878
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
5610 Lincoln Drive, Edina, Minnesota 55436
(Address of principal executive offices, including zip code)
(952) 933-2291
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective May 30, 2008, LecTec Corporation (the “Company”) entered into a Lease Amendment (the “Lease Amendment”) amending its Lease dated May 23, 2003, between the Company and SMD Lincoln Investments, a Minnesota limited liability company (the “Lease”), regarding the Company’s headquarters located at 5610 Lincoln Drive, Edina, Minnesota (the “Leased Premises”).
     The Lease Amendment provides for a reduction in the amount of office space leased by the Company at the Leased Premises from 14,316 square feet to 3,299 square feet. In addition, pursuant to the Lease Amendment, the Company will pay average monthly rent and related expenses of approximately $2,400. The Lease Amendment does not extend the term of the Lease, which will expire on August 31, 2008.
     A copy of the Lease Amendment will be filed as an exhibit to the Company’s Form 10-QSB for its second fiscal quarter ending June 30, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECTEC CORPORATION
By:	/s/ Judd A. Berlin
Judd A. Berlin
Chief Executive Officer and Chief Financial Officer

Date: June 27, 2008